EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION TO PRESENT AT THE 24th ANNUAL ROTH CONFERENCE ON MARCH 14, 2012

PASADENA, CA – February 27, 2012 - General Finance Corporation (NASDAQ: GFN), a holding company that acquires, operates and enhances value for businesses in the mobile storage and modular space industries, today announced that Executive Vice President and Chief Financial Officer Charles Barrantes and Pac-Van, Inc. President and Chief Operating Officer Ted Mourouzis will present at the 24th Annual ROTH Conference, to be held March 11-14, 2012 at the Ritz-Carlton, in Laguna Niguel, California.

The Company is scheduled to present on Wednesday, March 14, 2012 at 2:00 p.m. local time and management’s presentation is available for download at http://www.generalfinance.com/investor.html. Investors attending the conference who wish to meet with management for a one-on-one meeting should contact their Roth Capital representative directly. For more information about the conference please visit http://www.roth.com/main/page.aspx?PageID=7250.

About General Finance Corporation

General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a holding company headquartered in Pasadena, California that acquires, operates and enhances value for businesses in the mobile storage and modular space (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s two principal subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand, and wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of mobile offices, modular buildings, and portable storage and office containers in the United States.  Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Investor/Media Contact

Larry Clark
Financial Profiles
310-478-2700 x29
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